UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2006

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16215 Alton Parkway, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 450-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Stock Split

On January 25, 2006 the Board of Directors of Broadcom Corporation (the "Board") approved a three-for-two split of the company’s common stock, which will be effected in the form of a stock dividend. Holders of record of Broadcom’s Class A and Class B common stock as of the close of business on February 6, 2006 (the "Record Date") will receive one additional share of Class A or Class B common stock, as applicable, for every two shares of such class held on the Record Date. The additional Class A and Class B shares will be distributed on or about February 21, 2006. Cash will be paid in lieu of fractional shares.

Increase in Share Repurchase Program

On January 25, 2006 the Board approved an amendment to the company’s share repurchase program, which was originally adopted in February 2005 and authorized the company to repurchase shares of its Class A common stock having a total market value of up to $250 million from time to time over a twelve month period. Under the program, through January 25, 2006 the company repurchased approximately 3.7 million shares of its Class A common stock at a weighted average price of $42.12 per share, for a total aggregate value of $156.0 million including transaction costs. The amendment extends the program through January 26, 2007 and authorizes the company to repurchase additional shares of Broadcom’s Class A common stock having a total market value of up to $500 million from time to time during the period beginning January 26, 2006 and ending January 26, 2007. Repurchases under the program will be made in open market or privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, subject to market conditions, applicable legal requirements and other factors. The program does not obligate Broadcom to acquire any particular amount of Class A common stock and may be suspended at any time at the company’s discretion.

Press Release

Broadcom issued a related press release announcing the stock split and the amendment to its share repurchase program. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated January 26, 2006 of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

January 31, 2006	By:	William J. Ruehle

Name: William J. Ruehle
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 26, 2006 of the Reigstrant